EXHIBIT 99.1

JOINT FILER INFORMATION

Title of Non-Derivative Securities: Common Units representing LLC interests

Title of Derivative Securities: Class D Units

Issuer & Ticker Symbol: Linn Energy, LLC (LINE)

Designated Filer:

Lehman Brothers Holdings Inc.

745 Seventh Avenue

New York, NY 10019

Other Joint Filer Information (all filers share the Reporting Person’s address unless otherwise indicated):

Lehman Brothers Inc., a Delaware corporation, a direct wholly-owned subsidiary of the Reporting Person and direct 100% parent of LB I Group Inc.

LB I Group Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Inc.

399 Park Avenue

New York, NY 10023

Lehman Brothers MLP Opportunity Associates LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers MLP Opportunity Associates LP, a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers MLP Opportunity Associates LLC and general partner of Lehman Brothers MLP Opportunity Fund LP.

Lehman Brothers MLP Opportunity Fund LP, a Delaware limited partnership.

Lehman Brothers MLP Partners, LP, a Delaware limited partnership, a wholly-owned subsidiary of LB I Group.

Lehman Brothers Co-Investment Associates, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers Co-Investment Associates, L.P., a Delaware limited partnership, a direct wholly-owned subsidiary of Lehman Brothers Co-Investment Associates, LLC and parent of Lehman Brothers Co-Investment Partners L.P.

Lehman Brothers Co-Investment Partners L.P., a Delaware limited partnership, a subsidiary of Lehman Brothers Co-Investment Associates, L.P. and parent of LBCIP Linn Holdings, L.P.

LBCIP Linn Holdings, L.P., a Delaware limited partnership.

Lehman Brothers Cayman GP, Ltd., a Cayman Islands corporation, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers Offshore Co-Investment Capital Partners Holdings, L.P., a Cayman Islands limited partnership, a subsidiary of Lehman Brothers Cayman GP, Ltd. and parent of Lehman Brothers Co-Investment Capital Partners L.P.

Lehman Brothers Co-Investment Capital Partners L.P., a Delaware limited partnership.

Lehman Brothers Co-Investment Group L.P., a Delaware limited partnership, a wholly-owned subsidiary of LB I Group.

Lehman Brothers Private Funds Investment Company GP, LLC, a Delaware limited liability company, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers Crossroads Investment Advisers GP, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Lehman Brothers Private Funds Investment Company GP, LLC.

Lehman Brothers Private Fund Advisors, LP, a Delaware limited partnership, a wholly-owned subsidiary of Lehman Crossroads Investment Advisers GP, LLC and an investment manager for Lehman Brothers Private Equity Partners Limited.

Lehman Brothers Private Equity Partners Limited, a Guernsey corporation, a general partner of Lehman Brothers PEP Investments, L.P. Lehman Brothers Private Equity Partners Limited is a public company of which approximately 20% of the outstanding securities are held by Lehman Brothers Offshore Partners Ltd., an indirect subsidiary of the Reporting Person.

Lehman Brothers PEP Investments, L.P., a Guernsey investment partnership, a general partner of Lehman Brothers PEP Investments DE, L.P.

Lehman Brothers PEP Investments DE, L.P., a Delaware limited partnership, a general partner of Lehman Brothers PEP Investments I, L.P.

Lehman Brothers PEP Investments I, L.P., a Guernsey limited partnership, a direct 100% owner of Lehman Brothers PEP Holdings Limited.

Lehman Brothers PEP Holdings Limited, a Guernsey corporation, a direct wholly-owned subsidiary of Lehman Brothers PEP Investments I, L.P. and sole member/manager of LB PEP Linn Holdings L.L.C.

LBPEP Linn Holdings L.L.C., a Delaware limited liability company.

Lehman Brothers U.K. Holdings (Delaware) Inc., a Delaware company, a direct wholly-owned subsidiary of the Reporting Person.

Lehman Brothers Holdings Plc, a United Kingdom public limited company, a majority of which is held by Lehman Brothers U.K. Holdings (Delaware) Inc.

LB Holdings Intermediate 1 Ltd., an England limited company, a direct wholly-owned subsidiary of Lehman Brothers Holdings Plc.

LB Holdings Intermediate 2 Ltd, an England limited company, a majority of which is held by LB Holdings Intermediate 1 Ltd.

Lehman Brothers International (Europe), a United Kingdom unlimited liability company, a direct wholly-owned subsidiary of LB Holdings Intermediate 2 Ltd.

Date of event requiring statement: August 31, 2007

Signature on behalf of other joint filers:

/s/ Barrett S. DiPaolo, Authorized Signatory